EXHIBIT 3.4

As of September 18, 2008

AMENDED AND RESTATED BY – LAWS

OF

THE DRESS BARN, INC.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be at the address of the Corporation’s registered agent for service.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Connecticut, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. An annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting pursuant to this Section 1, shall be held at such date, time and place, either within or without the State of Connecticut, as the Board of Directors shall determine each year.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the directors and may be held at any date, time and place, within or without the State of Connecticut, as shall be stated in the notice of meeting. Upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, the Chairman of the Board shall call a special shareholders' meeting for the purposes specified in such request and cause notice thereof to be given.

SECTION 3. NOTICE OF MEETINGS. Written notice of each annual or special meeting of the shareholders, stating the place, date and time of the meeting shall be given by or at the direction of the Chairman of the Board or Secretary, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting.

SECTION 4. VOTING. Each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in his name on the record date for the meeting. No proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Elections for directors and all other questions shall be decided by plurality vote except as otherwise required by the certificate of incorporation or by law.

SECTION 5. QUORUM. The holders of a majority of the shares of the corporation entitled to vote, present in person or proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise required by law or by the Certificate of Incorporation or any amendment thereto, or by these by-laws. If a quorum shall not be present at any meeting, the Chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

SECTION 6. SHAREHOLDERS LIST. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his name, shall be open to the examination of any such shareholder, for any proper purpose in the interest of the shareholders as such or of the Corporation and not for speculative or trading purposes or any purpose inimical to the interest of the corporation or of its shareholders, during ordinary business hours beginning two business days after notice of the meeting is given and continuing through the meeting at the principal office of the Corporation. The shareholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 7. BUSINESS PROPERLY BROUGHT BEFORE A MEETING. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before a meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting of the shareholders, not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made; and (b) in the case of a special meeting of the shareholders, not less than one hundred twenty (120) days prior to the special meeting at which such business will be considered. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be seven until such number is reduced or increased as hereinafter provided. The number of directorships shall be not more than fifteen nor fewer than three, as fixed from time to time by action of the shareholders or the Board of Directors or, in the absence thereof, shall be the number of incumbent directors after the election at the preceding annual meeting of shareholders. The directors of the Corporation shall be divided into three classes, each class as nearly equal in the number of directors as possible. At each annual meeting of shareholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of shareholders after their election. The directors shall be elected to serve until the annual meeting of the shareholders at which their term expires and until their respective successors shall have been elected and qualified.

SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective. In the case of a resignation of a director to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

SECTION 3. VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4. REMOVAL. Members of the Board of Directors may be removed from office only (1) for cause, by the remaining Directors, or (2) with or without cause, by shareholder action, at a meeting of shareholders called for that purpose, by vote of at least 80 per cent of the shares of capital stock then entitled to vote at an election of directors.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these by-laws, conferred upon or reserved to the shareholders.

SECTION 6. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Secretary on the request of any director on at least two days' written or oral notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

SECTION 7. QUORUM. A majority of the number of directorships at the time shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

SECTION 8. COMPENSATION. Directors may receive such compensation for their services as directors as the Board shall from time to time determine by resolution.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships at a meeting at which a quorum is present, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect two or more or directors to serve as the members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.

ARTICLE IV

OFFICERS

SECTION 1. GENERALLY. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person, except the offices of President and Secretary. Any officer may be removed at any time, with or without cause, by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have power to sign, in the name of the corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

SECTION 3. PRESIDENT. The President shall, subject to the provisions of these by-laws and to the direction of the Board of Directors, have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which from time to time are delegated to him by the Board of Directors.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 5. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 6. VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall have such other powers and perform such other duties as shall from time to time be designated by the Board of Directors.

SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, directors, or shareholders, upon whose requisition the meeting is called as provided in the by-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman of the Board. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board, and attest the same.

SECTION 9. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 10. ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 11. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

SECTION 1. CERTIFICATES OF STOCK; BOOK-ENTRY; DIRECT REGISTRATION PROGRAM. (a) Stock Certificates. Certificates of stock, signed by the Chairman of the Board, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificates may be facsimiles if such certificates are signed by a transfer agent, transfer clerk acting on behalf of the Corporation or registrar.

(b) Book-entry system for share ownership. Notwithstanding the foregoing, the Corporation may issue shares of stock in the form of uncertificated shares. Such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder.

(c) Direct Registration Program. Notwithstanding the foregoing, the shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. SHAREHOLDERS RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

ARTICLE VI

MISCELLANEOUS

SECTION 1. DIVIDENDS. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.

SECTION 2. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL" and "CONNECTICUT". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any written notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors' meeting, in which case such notice shall be deemed given five (5) days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in the waiver.

ARTICLE VII

AMENDMENTS

The Board of Directors shall have the power, without the assent or vote of the shareholders, to adopt, amend or repeal the By-Laws of the Corporation by the affirmative vote of directors holding a majority of the directorships. Those shareholders of the Corporation entitled to vote shall also have the power to adopt, amend or repeal By-Laws of the Corporation provided, however, that any such action by the shareholders may be taken only at a meeting of shareholders by the affirmative vote of the holders of at least eighty (80%) per cent of the shares of capital stock of the Corporation entitled to vote thereon. Any By-Law adopted by the shareholders may be amended or repealed by the Board of Directors unless the By-Law or provision thereof specifically states that it shall not be amended or repealed by the Board of Directors in which case such By-Law or provision shall only be amended or repealed by action by the shareholders taken at a meeting of shareholders by the affirmative vote of the holders of eighty (80%) per cent of the shares of capital stock of the Corporation entitled to vote thereon. Any notice of a meeting of shareholders of the Board of Directors at which By-Laws are to be adopted, amended or repealed shall include notice of such proposed action.